NYSE: BBX December 2017 Exhibit 99.1

Leo Hinkley Managing Director, Investor Relations Officer

Forward Looking Statements This presentation contains forward-looking statements based largely on current expectations of BBX Capital Corporation (“BBX Capital” or the “Company”) or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as "plans," "believes," "will," "expects," "anticipates," "intends," "estimates," "our view," "we see," "would" and words and phrases of similar meaning. The forward-looking statements in this presentation are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this presentation. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This presentation also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and you should note that prior or current performance is not a guarantee or indication of future performance. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the development, operation, management and investment in residential and commercial real estate, the resort development and vacation ownership industries in which Bluegreen Vacations Corporation (“Bluegreen” or “Bluegreen Vacations”) operates, the home improvement industry in which Renin operates, the confectionary industry in which BBX Sweet Holdings and IT’SUGAR operate, and the pizza franchise industry in which the Company has recently commenced activities. Risks and uncertainties include, without limitation, risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased shareholder value; the performance of entities in which BBX Capital has made investments may not be profitable or perform as anticipated; BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations; BBX Capital's subsidiaries may not be in a position to pay dividends, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary's board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse industries, integration risks, risks regarding achieving profitability, foreign currency transaction risk, goodwill and other intangible impairment risks; risks relating to the monetization of BBX Capital's legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries. The Company's investment in Bluegreen exposes the Company to risks of Bluegreen's business and its ability to pay dividends to BBX Capital, and risks inherent in the vacation ownership industry, including the risk that Bluegreen's marketing expenses will increase; the risk that Bluegreen’s capital-light business activities or other operations may not be successful because of changes in economic conditions or otherwise, the risk that the Bluegreen's strategy to grow profitability and increase long-term value may not be realized as anticipated, if at all. In addition, with respect to BBX Capital's Real Estate and Middle Market Division, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contractual commitments may not be completed on the terms provided or at all; risks related to the recently completed acquisition of IT’SUGAR, including the risk that the revenue anticipated to be generated by its operations will not be achieved, that net income may not be generated when anticipated or at all, and that the transaction may not be advantageous and the Company may not realize the anticipated benefits of the acquisition; and risks related to our pizza franchise operations, including that stores may not be opened when or in the number anticipated or at all, stores opened may not operate profitably, and the Company’s pizza franchise activities may not otherwise be successful. Additional risks and uncertainties are described in BBX Capital's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and Annual Report on Form 10-K for the year ended December 31, 2016, and are available to view on the SEC's website, https://www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. BBX Capital cautions that the foregoing factors are not exclusive, and we do not undertake, and specifically disclaim any obligation, to update or supplement any forward-looking statements whether as a result of changes in circumstances, new information, subsequent events or otherwise.

BBX Capital Corporation & Affiliates Activities and Investments: 1972-2017 Our family of companies date back more than forty years and our management team has a long history of entrepreneurship. From 1972 through 2017, the activities and investments of BBX and its affiliates have included: Real Estate Acquisition and Management - $1 Billion+ Banking - 100 Branches, $6.5 Billion in Assets Commercial Real Estate Lending - $3 Billion+ Investment Banking & Brokerage - 1,000 Investment Professionals Homebuilding - Thousands of Homes Planned Community Development - 9,000 Acres Asian Themed Restaurants - 65 Locations Vacation Ownership Resort Network - 67 resorts and approximately 211,000 vacation club owners

BBX Capital Corporation & Affiliates Past Activities Included:

BBX Capital Corporation Ownership BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) (“BBX Capital” or “BBX”), is a diversified holding company whose activities include its ownership of 90% of Bluegreen Vacations Corporation (NYSE: BXG) and, through BBX Capital’s Real Estate and Middle Market Divisions, the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects and middle market operating businesses. BBX Capital Corporation NYSE: BBX Bluegreen Vacations Corporation NYSE: BXG BBX Capital Real Estate BBX Capital Middle Market 90%

BBX Capital Corporation As of September 30, 2017 Consolidated Assets: $1.5 billion Shareholders’ Equity: $493.7 million Market Capitalization $716.1 million

BBX Capital Corporation Corporate Strategy BBX Capital’s goal is to build long-term shareholder value. Since many of BBX Capital’s assets do not generate income on a regular or predictable basis, our objective is long-term growth as measured by increases in book value and intrinsic value over time.

BBX Capital Corporation NYSE: BBX Price per share of Class A Common stock 12/30/11 12/31/13 12/31/15 12/31/12 12/30/14 12/30/16 9/30/17 Historical results may not be indicative of future results * On December 15, 2016, the Company consummated its acquisition of the publicly held shares of BBX Capital Florida, LLC. Prior to such acquisition, the Company held an approximate 82% equity interest and 90% voting interest in BBX Capital Florida, LLC. During February 2017, BFC Financial changed its name to BBX Capital Corporation. ** The Company’s Class A Common Stock commenced trading on the NYSE on July 13, 2017. The Company’s Class A Common Stock previously traded on the OTCQX.

BBX Capital Corporation Principle Operations and Investments Bluegreen Vacations Corporation: A leading vacation ownership company that markets and sells Vacation Ownership Interests (“VOIs”) and manages resorts in attractive leisure and urban destinations. BBX Capital Real Estate: Acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects. BBX Capital Middle Market Operations: Acquisition, investment and management of middle market operating businesses.

NYSE: BXG 1 : Bluegreen Vacations Corporation (formerly Bluegreen Corporation) (“Bluegreen Vacations” or “Bluegreen”), founded in 1966 and headquartered in Boca Raton, Florida, is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in attractive leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with approximately 211,000 owners, 67 Club and Club Associate Resorts and access to more than 11,000 other hotels and resorts through partnerships and exchange networks. Bluegreen Vacations also provides fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties.

Bluegreen Vacations Overview Leading Vacation Ownership Company Flexible Business Model Unique Customer Acquisition Partnerships Dynamic and Experienced Management Team

Bluegreen – A Leading Operator of “Drive-To” Vacation Ownership Resorts 85% of owners live within a 4-hour drive to a Bluegreen resort Geographically diverse owner base

Featuring Diverse, Differentiated Offerings and Winter/Ski The Innsbruck Inn | Aspen, CO Beach La Cabana Beach Resort & Casino | Oranjestad, Aruba Major Destination The Fountains | Orlando, FL Outdoor Recreation Bluegreen Wilderness Club at Big Cedar | Ridgedale, MO

Unique, High Quality Accommodations High Luxury Paradise Point | Hollister, MO Urban Bluegreen Club La Pension | New Orleans, LA Historic The Lodge Alley Inn | Charleston, SC Glamorous Camping Shenandoah Crossing | Gordonsville, VA

Bluegreen Vacation Club The Basics Vacation Points Owner’s Focus Deeded interest in a Bluegreen resort Legal Structure Annually, in perpetuity Simultaneous with VOI sale 2016 Average Transaction Size: $13,727 2017 YTD Average Transaction Size: $15,440 The Product Points Placed in Owner’s Account Vacation Club Trust

Bluegreen Vacation Club Owner Benefits Optional Traveler Plus Program $59.00 incremental annual fee (69% of owners participate) Choice Hotels Over 6,400 hotels in 40+ countries Cruise Packages Norwegian, Carnival, Crystal, Royal Caribbean, Holland America 43 Internal Direct Exchange Resorts Select Connection, Prizzma Additional Vacation Options Interval, Coast to Coast Discounts At hotels, restaurants, retail and leisure establishments and rental car agencies Basic Ownership $139 annual Club dues (100% of owners) 67 Quality Resorts In popular destinations(1) RCI 4,300+ resorts in 100+ countries Significant Vacation Flexibility Including destination, length of stay and borrow-and-save options(2) The Bluegreen Vacation Club provides access to a variety of destinations and resort types Requires annual payment of maintenance fees and club dues to the Vacation Club. Ability to carryover any unused points for one year and to borrow points from the next year, subject to certain restrictions and fees. Above information is as of September 30, 2017.

Bluegreen’s Business Model 2016 Revenue ($ in millions) Excludes Other Income, net. Includes just-in-time and secondary market inventory arrangements. Developed VOI Sales $171 Finance $90 Capital-Light VOI Sales(2) and Fee-Based Commissions $297 Management & Other Fee-Based Services $103 Loans to qualified customers Interest income Mortgage servicing fees Resort management services Club management Other owner programs Initial VOI Sale First-time customer Purchase real-estate-backed points annually in perpetuity Title fees Finance Management and Other Fee-Based Services Purchase of additional real-estate-backed points Incremental financing, title, management and maintenance fees Additional VOI Purchases

Bluegreen’s Large and Differentiated Owner Base Bluegreen Vacation Club Owners CAGR: 5% Net Owner Growth (2013 – 2016) Avg. Customer Household Income (1) Owner Age at Purchase (2) ILG, HGV and VAC data from 2017, 2016 and 2015 investor presentations, respectively. Represents owner age at time of purchase to new Owners 1/1/14-12/31/16. ($ in thousands) (in thousands) Millennial 28% Gen X 34% Baby Boomer 27% Silent Gen 4% Unknown 7%

Bluegreen’s Sales & Marketing Driven Business Vacation Packages & Leads Tanger Outlets | Premium Outlets | Simon Malls Tours Sales In-House Tours Owners 260,000+ Vacation Packages Sold Annually LTM 9/30/17 250,000+ Annual Tours (New Customer & Existing Owners) LTM 9/30/17 $609 Million LTM 9/30/17 System-Wide VOI Sales 211,000+ Vacation Club Owners As of 9/30/17 Marketing Mix by % of Sales New Customer Sales Existing Owner Sales Other New Customer 29%

Bluegreen’s Longstanding, Strategic Relationship with Bass Pro 3 premier wilderness-themed resorts On-site sales centers Perpetual agreement Bass Pro Shops Big Cedar Joint Venture Comparison of annual visitors (in millions) (1) (2) 2016 MLB regular season attendance North American Parks. 2016 estimate. Bass Pro Marketing Partnership Big Cedar JV (51% Bluegreen Ownership) Growth in Units at Big Cedar JV Resort Leading experiential retailer Unilateral exclusive marketing rights On-site kiosks in 68 Bass Pro stores Access to customer database, catalog and website 17-year relationship Contract through 2025

Bluegreen’s Expanded Partnership with Choice Hotels Bluegreen Vacations is the Official Vacation Ownership Provider of Choice Hotels Exclusive partnership since 2013, renewed for 15+ years in 2017 World’s second largest hotel company(1) Industry’s fastest growing loyalty program with 33 million members Only hotel company on Forbes list of 100 top innovative companies in 2014 “Soft-branded” Bluegreen resorts into Choice’s Ascend Hotel Collection Close demographic match with Bluegreen #1 Hotel Program #2 Hotel Program Choice Privileges Membership In terms of units.

Expanded Choice Hotels Marketing Alliance Provides Significant Growth Opportunity Channels Offering Substantial Growth Potential Bluegreen Historically Had Access to Only One Channel Quality Leads Calls Site Visits Digital Impressions Guests Loyalty Members Emails Quality Leads Calls

Bluegreen Vacations Flexible Business Model Sales for the Year ended December 31, 2016 Predominantly Capital-Light Well-Balanced Sales Cash and Interest Income (1) Cash sales represent the portion of Bluegreen’s sales of VOIs, net that is received from the customer in cash within 30 days of purchase.

Bluegreen’s Results of Operations System Wide VOI Sales, Net(1) Income Before Taxes Excludes impact of estimated uncollectible VOI notes receivable. Includes sales made on behalf of fee-based service clients. Includes impact of $10 million of special bonuses paid to Bluegreen executives in June 2016, long-term incentive compensation to management ($4 million), and Hurricane Matthew and the Tennessee Wildfires (combined impact to Income Before Taxes of approximately $2 million).

Bluegreen’s Financial Performance System-Wide VOI Sales, Net (1) Revenue Adjusted EBITDA(2) Excludes impact of estimated uncollectible VOI notes receivable. Includes sales made on behalf of fee-based service clients. Adjusted EBITDA is a non-GAAP financial measure that is adjusted to exclude certain non-recurring items; excludes minority (49%) contribution from Big Cedar joint venture. For a reconciliation of net income, the most comparable GAAP financial measure, to adjusted EBITDA, see slide in the appendix. Free cash flow is a non-GAAP financial measure that is adjusted to exclude certain non-recurring items; excludes $80 million loan to a related party. For a reconciliation of net cash provided by operating activities, the most comparable GAAP financial measure, to free cash flow, see slide in the appendix. Free Cash Flow(3) ($ in millions)

Bluegreen Vacations Expected Recurring Revenue Streams Resort Operations and Club Management Revenue Financing Revenue Other Recurring Revenue ($ in millions) ($ in millions) ($ in millions) Mortgage Servicing Title Operations

Bluegreen’s Highlights Leading Operator of “Drive-To” Vacation Ownership Resorts Flexible Business Model Longstanding, Strategic Relationship with Bass Pro Expanded Partnership with Choice Hotels Large and Differentiated Owner Base Recurring Revenue Streams Access to Diverse Inventory Sources 1 2 3 4 5 6 7

Bluegreen’s Growth Drivers Process Improvements New Customer Growth Product & Geographic Expansion Expanded Marketing Relationships Enhanced Digital Presence Northeastern and Western Expansion Strategic M&A And Fee-Based Development Focus on Efficiency Enhanced Digital Presence

Bluegreen‘s Key Financial Themes 1 2 3 4 5 Focus on Both Top-Line and Adjusted EBITDA Growth Robust Adjusted EBITDA Margins Flexible Business Model Recurring Revenue Streams Ample Liquidity with Low Leverage and Long-Term Cash Flows

BBX Capital Real Estate Acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects 2 :

BBX Capital Real Estate

Real Estate Development & Investments[1]

(Current Portfolio)

- Gardens on Millenia Retail Shops
- The Addison on Millenia
- Village at Victoria Park
- Altis at Bonterra
- Bonterra Homes
- PGA Station
- PGA Design Center
- Bayview and Sunrise
- Chapel Grove
- Altis at Lakeline
- Centra Falls
- Centra Falls II
- Altis at Shingle Creek
- Villa San Michele
- Beacon Lake
- RoboVault
- CC Homes – Miramar
- Altis at Grand Central

(1) See BBX Capital 10-K for the year ended December 31, 2016 and the 10-Q for the quarter ended September 30, 2017 for descriptions.

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32

Bonterra – CC Homes | Hialeah, Florida Approximately 50 acres 394 single-family homes Joint Venture with CC Homes, a Codina-Carr Company Atlis at Bonterra | Hialeah, Florida Approximately 14 acres under construction 314 rental apartment units Joint Venture with Altman Development BBX Capital Real Estate

BBX Capital Real Estate PGA Station | Palm Beach Gardens, Florida Obtained approvals for 122 room limited-service suite hotel, 9,100 sf of medical offices and approximately 188,000 sf of office buildings on vacant tracts of land 122 room hotel pad sold to third party 9,100 sf medical pad sold to third party Adjacent to PGA Design Center BBX is marketing the land parcel and is seeking joint venture partners or third parties for the development phases

BBX Capital Real Estate Gardens on Millenia Gardens at Millenia is located near the Mall at Millenia in a commercial center in Orlando, Florida. The project includes an approximate 300,000 sf retail shopping center with multiple big-box and in-line tenants as well as two outparcel retail pads developed with joint venture partners. 1. BBX Capital sold an approximate 15 acre land parcel to Costco Wholesale Corporation. Costco built an approximate 152,000 sf store and gas station. 2. We invested in a joint venture with Stiles Corporation to develop an approximate 141,100 sf retail center adjacent to Costco. Construction is completed and Hobby Lobby and Academy Sports anchor the center. 3. We entered into a joint venture with ContraVest to develop the Addison on Millenia, consisting of 292 apartment homes on approximately 12 acres. Construction is substantially complete.

BBX Capital Middle Market Operations Acquisition, investment and management of middle market operating businesses 3 3 :

BBX Capital Middle Market Operations Specialty Doors Systems Hardware Home Décor Products Barn Door Systems Driving Growth YoY International Distribution Canada, United States, & Europe Balanced Sales Mix 50% of Sales from Big Box Retail Lean Management Focused on improving sales & margin Designer, distributor, and manufacturer of:

BBX Capital Middle Market Operations 2014 2015 2016 LTM 9/30/17 (in thousands) Total Revenues $ 57,839 56,461 65,225 71,212 Income before Taxes (2,044) (2,058) 857 1,460 Adjusted EBITDA (1) $ (176) (68) 1,852 3,898 See appendix for a reconciliation of Renin’s income before taxes to adjusted EBITDA.

BBX Capital Middle Market Operations Headquartered in Deerfield Beach, Florida, IT’SUGAR is the largest specialty candy retailer in the United States with 95 locations in 26 states and Washington, DC. BBX Sweet Holdings acquired IT’SUGAR, LLC (“IT’SUGAR”) for a purchase price of approximately $58.4 million, net of cash acquired. During the twelve months ended September 30, 2017, IT’SUGAR generated trade sales of $79 million. On an annualized pro-forma basis, BBX Sweet Holdings’ total revenues for 2017 are anticipated to be between approximately $110 million and $115 million.

Other BBX Capital Middle Market Operations

APPENDIX Investor Relations Contact Info: Leo Hinkley, Managing Director, Investor Relations Officer Telephone: 954-940-5300 InvestorRelations@BBXCapital.com

Bluegreen Vacations Corporation

The following tables present Bluegreen's adjusted EBITDA, defined below, for the nine months ended September 30, 2017 and 2016, and the twelve months ended September 30, 2017, December 31, 2016 and 2015, as well as a reconciliation to income before taxes.

($ in millions)	Year ending December 31,		LTM	9 mos. ended Sept. 30,	
	2015	2016	9/30/2017	2016	2017
Net income	$70	$75	$85	$49	$59
Net income attributable to Bluegreen/Big Cedar Vacations	12	10	13	7	9
Adjusted EBITDA attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations	(11)	(10)	(12)	(7)	(9)
Loss (gain) on assets held for sale	0	(1)	(1)	(0)	0
Plus: depreciation	9	10	9	7	7
Less: interest income (corporate and other)	(6)	(8)	(8)	(6)	(5)
Plus: interest expense (corporate and other)	15	13	13	10	10
Plus: franchise taxes	0	0	0	0	0
Plus: provision for income taxes	42	40	47	31	38
Plus: one-time special bonus	0	10	0	10	0
Plus: restructuring costs	0	0	4	0	4
Total Adjusted EBITDA[(1)]	**$132**	**$138**	**$149**	**$102**	**$113**

Adjusted EBITDA is defined as earnings, or income before income taxes, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen's receivable-backed notes payable), franchise taxes, and depreciation and amortization. For purposes of the Adjusted EBITDA calculation, no adjustments were made for interest income earned on Bluegreen's VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen's business. Adjusted EBITDA is also adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.

The Company considers Bluegreen's Adjusted EBITDA to be an indicator of Bluegreen's operating performance, and it is used to measure Bluegreen's ability to service debt, fund capital expenditures and expand its business. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of Bluegreen's operating performance that facilitates the comparability of historical financial periods.

Adjusted EBITDA should not be considered as an alternative to income before income taxes as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company's financial performance.

BBX Capital

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BBX Capital Corporation Date Book Value ($) Book Value ($ Per Share) Book Value Per Share Increase Over Prior Year/Qtr % Stock Price Stock Price Increase Over Prior Year/Qtr % S&P 500 Index Increase Over Prior Year/Qtr % 12/31/2011 $ 119,741 $ 1.55 -18% $ 0.35 -5% 0% 12/31/2012 $ 298,967 $ 3.87 150% $ 1.26 260% 13% 12/31/2013 $ 239,421 $ 3.05 -21% $ 2.89 129% 30% 12/31/2014 $ 252,906 $ 3.03 -1% $ 3.20 11% 11% 12/31/2015 $ 376,826 $ 4.46 47% $ 3.39 6% -1% 12/31/2016 $ 454,604 $ 4.64 4% $ 4.88 44% 10% 9/30/2017 $ 493,719 $ 5.08 9% $ 7.37 51% 13% Returns % (1) Compound annual return % 23% 70% 13% (2) Overall return % 228% 2,006% 100% Note: *BankAtlantic sale was closed on July 31, 2012.

BBX Capital Corporation Selected Financial Data Full Year Ended December 31, 2016 Compared to the Full Year Ended December 31, 2015: Total consolidated revenues of $764.0 million vs. $740.2 million Net income attributable to common shareholders of $28.4 million vs. $122.5 million Recognized a benefit for income taxes of $127.8 million due to the release of a portion of its valuation allowance in 2015 Diluted earnings per share of $0.32 vs. $1.40 “Free cash flow” (cash flow from operating activities less capital expenditures) was $78.8 million compared to a cash outflow of $16.6 million

BBX Capital Corporation Selected Financial Data Third Quarter ended September 30, 2017 Compared to Third Quarter 2016: Total consolidated revenues were $226.3 million, an 8% increase from the same period in 2016, driven mainly by trade sales from IT’SUGAR, which was acquired by BBX Capital in June 2017. Net income available to common shareholders was $8.2 million, a 54% decrease from the same period in 2016. 2016 included higher recoveries on previously charged-off loans and gains on the sales of legacy real estate assets in our BBX Capital Real Estate Division. Diluted earnings per share was $.08, a 62% decrease from the same period in 2016, primarily due to an increase in the weighted average of diluted common shares outstanding coupled with the results of our net income as described above. Free cash flow generated from operating activities less capital expenditures was $24 million, a 74% increase from the same period in 2016, primarily driven by an increase in cash provided by the operating activities of BBX Capital Real Estate in connection with joint venture distributions. Bluegreen Vacations Corporation’s (“Bluegreen Vacations®” or “Bluegreen”) system-wide sales of VOIs, net were $170.2 million vs. $172.7 million. Bluegreen’s management estimates that system-wide sales of VOIs, net were adversely impacted by approximately $6.2 million as a result of office closures and other business disruptions caused by Hurricane Irma in September 2017.

Bluegreen Vacations Corporation Selected Financial Data Full Year Ended December 31, 2016 Compared to Full Year 2015: System-wide sales of VOIs, net of equity trade allowances (2), were $605.4 million vs. $552.7 million. Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy (1), of $499.4 million vs. $417.5 million, gross of equity trade allowances (2). System-wide sales were estimated to be adversely impacted by approximately $6 million from Hurricane Matthew and the Tennessee wildfires in 2016 Average sales price per transaction was $13,727 vs. $12,962 Sales volume per guest (VPG) was $2,263 vs. $2,381 Tours increased 16.0% compared to the prior year Other fee-based services revenue was $103.4 million vs. $97.5 million Income before taxes was $124.9 million vs. $124.3 million. Excluding special bonuses totaling $10.0 million paid to certain employees, Bluegreen’s income before taxes would have been $134.9 million for the year ended December 31, 2016 Adjusted EBITDA was $137.9 million vs. $132.2 million (3). Excluding the special bonuses discussed above, Adjusted EBITDA would have been $149.0 million for the year ended December 31, 2016. Additionally, Adjusted EBITDA was estimated to be adversely impacted by approximately $2 million by Hurricane Matthew and the Tennessee wildfires in 2016 “Free cash flow” (cash flow from operating activities less capital expenditures) was $102.9 million in 2016 compared to $72.1 million during the same period in 2015 (1) Bluegreen’s sales of VOIs under its “capital-light” business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ homeowner associations (“HOAs”) and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the HOAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales.” (2) Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs. (3) See the supplemental tables included in this presentation for a reconciliation of Adjusted EBITDA to income before taxes.

Bluegreen Vacations Corporation Selected Financial Data Nine Months ended September 30, 2017 Compared to Nine Months Ended September 30, 2016: System-wide sales of VOIs, net of equity trade allowances (2), were $462.7 million vs. $459.4 million. Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business activities (1), which were $412.8 million vs. $368.9 million, gross of equity trade allowances (2) Average sales price per transaction was $15,440 vs. $13,415 Average sales volume per guest (VPG) was $2,442 vs. $2,241 Guest tours decreased 9% compared to the prior year period Other fee-based services revenue was $83.4 million vs. $78.4 million Income before taxes was $106.3 million vs. $87.3 million. Adjusted EBITDA (3) was $113.0 million vs. $102.1 million “Free cash flow” (cash flow from operating activities less capital expenditures) was $24.3 million in 2017 compared to $78.6 million during the same period in 2016 (1) Bluegreen’s sales of VOIs under its “capital-light” business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ homeowner associations (“HOAs”) and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the HOAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales.” (2) Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs. (3) See the supplemental tables included in this presentation for a reconciliation of Adjusted EBITDA to income before taxes.

Renin Holdings

Reconciliation of income before taxes to EBITDA

(in thousands)		2014	2015	2016	LTM 9/30/17
Income before taxes	**$**	**(2,044)**	**(2,058)**	**857**	**1,460**
Add:					
Interest expense		551	309	313	447
Depreciation and Amortization		602	643	901	1,573
Foreign exchange (gain) loss		715	1,038	(219)	418
Adjusted EBITDA	**$**	**(176)**	**(68)**	**1,852**	**3,898**

Adjusted EBITDA is defined as earnings, or income before income taxes, interest expense depreciation and amortization, and foreign exchange (gains) and losses.

The Company considers Renin's Adjusted EBITDA to be an indicator of Renin's operating performance, and it is used to measure Renin's ability to service debt, fund capital expenditures and expand its business. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Also, Adjusted EBITDA excludes foreign exchange as exchange rates may vary significantly among companies. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Adjusted EBITDA to be a useful supplemental measure of Renin's operating performance that facilitates the comparability of historical financial periods.

Adjusted EBITDA should not be considered as an alternative to income before income taxes as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company's financial performance.

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48

Bluegreen Vacations Club Resorts Club Lodges at Trillium Cashiers, North Carolina

Bluegreen Vacations Club Resorts Cibola Vista Resort & Spa Peoria, Arizona

Bluegreen Vacations Club Resorts South Mountain Resort Lincoln, New Hampshire

Bluegreen Vacations Club Resorts La Cabana Beach Resort & Casino Oranjestad, Aruba

Bluegreen Vacations Club Resorts Mountain Loft Resort Gatlinburg, Tennessee

Bluegreen Vacations Club Resorts Bluegreen Club 36™ Las Vegas, Nevada

Bluegreen Vacations Club Resorts Grande Villas at World Golf Village St. Augustine, Florida

Bluegreen Vacations Club Resorts Bluegreen Wilderness Club at Big Cedar ™ Ridgedale, Missouri

Bluegreen Vacations Club Resorts The Club at Big Bear Village Big Bear Lake, California

The Vacation Ownership Industry Consistent Industry Growth Vacations are a Priority for Consumers Vacation Ownership Industry Sales ($ in billions) US Leisure Spend ($ in billions) 2009-2016 CAGR 6% 2009-2016 CAGR 4% Sources: 2017 EY State of the Vacation Timeshare Industry and Euromonitor.

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